Exhibit 99.1

Steel Excel Reports Fiscal 2012 Third Quarter Financial Results

SAN RAMON, Calif., November 8, 2012 (GLOBENEWSWIRE) – Steel Excel Inc.’s (Other OTC:SXCL.PK) (“Steel Excel” or the “Company”) operating results for the third quarter and nine months ended September 29, 2012, are summarized below. For a full discussion of the results, please see the Company’s Form 10-Q, which can be found at www.steelexcel.com.

The Company currently operates in two reporting segments: Steel Energy and Steel Sports. Prior to the third quarter of 2011, the Company had no operating segments.

FINANCIAL RESULTS

Quarterly Results

Revenues for the third quarter ended September 30, 2012 aggregated $34.2 million, with a gross margin of $12.2 million, compared to revenues of $0.7 million, with a gross margin of $0.5 million, for the same quarter of fiscal 2011. For the fiscal 2012 quarter, Steel Energy had revenues of $33.0 million with a gross margin of $11.3 million.  Steel Sports had revenues of $1.3 million with a gross margin of $0.9 million. All of the Company’s third quarter fiscal 2011 revenues and gross margin were from Steel Sports. Operating expenses for the third quarter aggregated $8.5 million, with Steel Energy, Steel Sports, and general corporate representing $5.7 million, $1.4 million, and $1.4 million, respectively. Operating expenses for the third quarter of fiscal 2011 were $2.1 million, with Steel Sports and general corporate representing $0.5 million and $1.6 million, respectively.

Nine Month Results

For the nine months ended September 29, 2012, revenues were $73.2 million, with a gross margin of $27.4 million. Steel Energy had revenues of $70.8 million, with a gross margin of $25.6 million, while Steel Sports had revenues of $2.4 million, with a gross margin of $1.8 million. Operating expenses for the nine-month period were $21.0 million, with Steel Energy, Steel Sports, and general corporate representing $11.0 million, $3.2 million, and $6.8 million, respectively.

Operating Income and Adjusted EBITDA

For the third quarter and nine months ended September 29, 2012, the Company had income from continuing operations of $3.7 and $6.4 million, respectively, compared to losses from continuing operations of $1.5 and $6.9 million, respectively, for the same periods of fiscal 2011.

Adjusted EBITDA (“EBITDA”) for the third quarter was $9.3 million, compared to a negative $1.4 million for the third quarter of fiscal 2011. EBITDA for the nine months was $17.5 million, compared to a negative $6.8 million for the same period of fiscal 2011. EBITDA margin for the third quarter and nine-month period was 27.1% and 24.0%, respectively.

FINANCIAL CONDITION

Steel Excel’s Balance Sheet at September 30, 2012 reflected net working capital of $277.6 million, which included $257.8 million of cash and marketable securities.

The cash and marketable securities balance, net of debt, is $243.8 million, or $18.73 per share.

Note Regarding Use of Non-GAAP Financial Measurements:

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission ("SEC"), including "EBITDA". The Company is presenting EBITDA because it believes that it provides useful information to investors about Steel Excel, its business and its financial condition. The Company defines EBITDA as net income or loss from continuing operations before the effects of interest expense, taxes, depreciation and amortization and excludes certain non-recurring and non-cash items, including stock-based compensation. The Company believes EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America ("GAAP"), and the items excluded from EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA is calculated before recurring cash charges including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA as an analytical tool, including the following:

•	EBITDA does not reflect the Company's interest expense;

•	EBITDA does not reflect the Company's tax expense or the cash requirements to pay its taxes;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the cash requirements for such replacement;

•	EBITDA does not include discontinued operations.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA only as supplemental information. The Company believes that consideration of EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing Steel Excel.

The Company reconciles EBITDA to net income from continuing operations, and that reconciliation is set forth above. Because EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

About Steel Excel

Steel Excel, through its two business segments, Steel Sports Inc. and Steel Energy Ltd., is committed to acquiring, strengthening and growing profitable businesses. Steel Sports is a network of branded participatory and experience-based businesses engaged in sports, training, entertainment and consumer lifestyle. Steel Energy provides well servicing, workover and other services to the oil and gas industry. More information is available at www.steelexcel.com.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements such as “will,” “believe,” “are projected to be” and similar expressions are statements regarding future events or the future performance of Steel Excel, and include statements regarding projected operating results. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include, but are not limited to: Steel Excel’s ability to consolidate and manage its newly acquired businesses, including Sun Well if the acquisition is consummated; failure to achieve expected cost savings and other synergies from the acquisition; Steel Excel's ability to identify suitable acquisition candidates or business and investment opportunities; the ability to realize the benefits of our net tax operating losses; the possibility of being deemed an investment company under the Investment Company Act of 1940, as amended, which may make it difficult for us to complete future business combinations or acquisitions; the potential need to record impairment charges for marketable securities based on current market conditions; fluctuations in demand for Steel Excel’s services; operating risks inherent in the oilfield services industry; environmental and other health and safety laws and regulations, including those relating to climate change; general economic conditions and our expected liquidity in future periods. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 on file with the Securities and Exchange Commission. Except as required by law, we assume no obligation to update any forward-looking information that is included in this release.

Steel Excel Inc.
Investor Relations, 408-957-7811
Investor_Relations@steelexcel.com

Or:

Michael McNamara
Director, Public and Investor Relations, (212) 520-2356
mmcnamara@steelpartners.com

Financial Summary (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per share amounts)

Net revenues	$34,294	$707	$73,189	$707

Cost of revenues	22,084	176	45,817	176

Gross margin	12,210	531	27,372	531

Operating expenses:
Selling, general and administrative	8,460	2,048	21,007	7,414
Amortization of acquisition-relatd intangible asset	-	-	-	8
Restructuring charges	-	8	-	38
Total operating expenses	8,460	2,056	21,007	7,460

Income (loss) from continuing operations	3,750	(1,525)	6,365	(6,929)

Interest and other income (expense), net	469	(18)	432	8,109

Income (loss) from continuing operations before taxes	4,219	(1,543)	6,797	1,180

Benefit from income taxes	1,105	2,793	312	337

Income from continuing operations, net of taxes	5,324	1,250	7,109	1,517

Income (loss) from discontinued operations, net of taxes	25	-	(1,986)	1,910
Gain on disposal of discontinued operations, net of taxes	-	85	-	5,005
Income (loss) from discontinued operations, net of taxes	25	85	(1,986)	6,915

Net income	5,349	1,335	5,123	8,432

Net loss attributable to non-controlling interest	-	-	(580)	-

Net income attributable to Steel Excel Inc.	$5,349	$1,335	$5,703	$8,432

Net income per share attributable to Steel Excel Inc.:
Basic	$0.41	$0.12	$0.48	$0.77
Diluted	$0.41	$0.12	$0.48	$0.77

Shares used to compute net income per share:
Basic	12,982	10,881	11,820	10,881
Diluted	13,001	10,905	11,840	10,898

Segment Results (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)

Net revenues
Steel Energy	$33,037	$-	$70,787	$-
Steel Sports	1,257	707	2,402	707
Total net revenues	$34,294	$707	$73,189	$707

Segment operating income (loss):
Steel Energy	$5,566	$-	$14,606	$-
Steel Sports	(464)	35	(1,392)	35
Total segment operating income	5,102	35	13,214	35

Unallocated corporate expenses and nonoperating units	(1,352)	(1,560)	(6,849)	(6,964)

Operating income (loss)	3,750	(1,525)	6,365	(6,929)
Interest and other income (expense), net	469	(18)	432	8,109

Income (loss) from continuing operations before taxes	$4,219	$(1,543)	$6,797	$1,180

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Calculation

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(in thousands, except percentages)

Reconciliation of Net Income to Adjusted EBITDA:
Net income attributable to Steel Excel	$5,349	$1,335	$5,703	$8,432
Non-controlling interest	-	-	(580)	-

Net income	5,349	1,335	5,123	8,432
Interest and other (income) expense, net	(469)	18	(432)	(8,109)
(Benefit from) income taxes	(1,105)	(2,793)	(312)	(337)

Operating income (loss)	3,775	(1,440)	4,379	(14)
Depreciation and amortization	5,144	90	10,321	90
Stock-based compensation	420	30	857	490

Adjusted EBITDA	$9,339	$(1,320)	$15,557	$566

Calculation of Adjusted EBITDA Margin:
Adjusted EBITDA	$9,339	$(1,320)	$15,557	$566
Net revenues	$34,294	$707	$73,189	$707
Adjusted EBITDA Margin	27.2%		21.3%

Adjusted EBITDA Information by Segment:
Steel Energy
Adjusted EBITDA	$10,591		$24,538
Net revenues	$33,037		$70,787
Adjusted EBITDA Margin	32.1%		34.7%

Steel Sports
Adjusted EBITDA	$(332)	$125	$(1,003)	$125
Net revenues	$1,257	$707	$2,402	$707